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                                                                      EXHIBIT 11





                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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
                                                         For the Three Months Ended March 31,
                                                         ------------------------------------
                                                                 1997             1996
                                                                 ----             ----
Primary:

Net income ............................................      $ 8,490,477      $ 5,450,384
                                                             ===========      ===========
Weighted average number of shares of common
stock outstanding .....................................       25,925,515       24,967,262

Net effect of dilutive stock options--based on
the treasury stock method using average market
price .................................................        2,783,276        1,377,924
                                                             -----------      -----------
Total weighted average number of shares of
common stock and common stock equivalents
outstanding ...........................................       28,708,791       26,345,186
                                                             ===========      ===========

Net income per common share ...........................      $      0.30      $      0.21
                                                             ===========      ===========
Fully diluted:

Net income ............................................      $ 8,490,477      $ 5,450,384
                                                             ===========      ===========
Weighted average number of shares of common
stock outstanding .....................................       25,925,515       24,967,262

Net effect of dilutive stock options--based on
the treasury stock method using the greater of
the average or quarter-end market price ...............        2,783,276        2,499,392
                                                             -----------      -----------
Total weighted average number of shares of
common stock and common stock equivalents
outstanding ...........................................       28,708,791       27,466,654
                                                             ===========      ===========

Net income per common share ...........................      $      0.30      $      0.20
                                                             ===========      ===========

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